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                                                                      EXHIBIT 11


                              EQUITRAC CORPORATION

                       COMPUTATION OF EARNINGS PER SHARE

                   (in thousands, except earnings per share)




                                          THREE MONTHS ENDED MAY 31,
                                          --------------------------
                                               1997      1996
                                              -----      -----
Weighted average number of common
     shares outstanding                       3,471      3,391

Common share equivalents arising
     from dilutive options                      229        125
                                              -----      -----

                                              3,700      3,516
                                              -----      -----

Earnings per share                            $0.19      $0.16
                                              =====      =====